UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

HV BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-37981	46-4351868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 Masons Mill Road, Suite 401 Huntingdon Valley, PA		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 280-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ✓

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 16, 2018, Carl Hj. Asplundh, Jr. advised HV Bancorp, Inc. (the "Company") that he would retire from the Board of Directors of the Company and Huntingdon Valley Bank (the "Bank") effective immediately which was approved by the Board of Directors on January 17, 2018.

(d) On January 17, 2018, the Board of Directors of the Company voted unanimously to elect Carl Hj. Asplundh III as director of the Company. The Board of Directors has appointed Mr. Asplundh to the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Asplundh is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Asplundh was also appointed to the Board of Directors of the Bank.

Mr. Asplundh has extensive business knowledge valuable to the Bank. Mr. Asplundh worked at Asplundh Tree Expert Company from 1987 through 2001 where he held various jobs in the operations of the company prior to attaining the title of Vice President for the tree company. In 2001, Mr. Asplundh left Asplundh Tree Expert Company to become the regional sales manager at Altec Industries, Inc., which he held the position through June 2016. In 2016, Mr. Asplundh became the majority owner, president and CEO of Argo American, LLC, which is an international exporter of heavy vehicles and equipment to and throughout the Caribbean.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HV Bancorp, Inc.

Date: January 18, 2018	By:	/s/ Travis J. Thompson
Travis J. Thompson
President and Chief Executive Officer (Duly Authorized Officer)